UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

June 16, 2005

Date of Report (Date of earliest event reported)

0-17843

Commission File Number

REGAL ONE CORPORATION

(Exact name of registrant as specified in its charter)

Florida                                                                                                          95-4158065

(State or other jurisdiction of                                                         (I.R.S. Employer Identification No.)

 incorporation or organization)

11300 West Olympic Blvd., Suite 800, Los Angeles, California 90064

(Address of principal executive offices)

(310) 312-6888

(Issuer's telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Item 8.01.    Other Events.

        On June 16, 2005, Regal One Corporation (the "Company") filed a Form N-54A, Notification of Election by Business Development Companies, with the United States Securities and Exchange Commission.  This filing will transform the Company into a Business Development Company ("BDC") in accordance with sections 55 thought 65 of the Investment Company Act of 1940.

        As a BDC, the Company has initiated equity investments or agreements for investments with three biomedical companies having development and proprietary property involving stem cell research and potential therapies for respiratory and Parkinson's disease issues.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 20, 2005

REGAL ONE CORPORATION

/s/ Malcolm Currie

Malcolm Currie,

Chairman